EXHIBIT 5

(LETTERHEAD OF GOTTBETTER & PARTNERS, LLP)

January 27, 2006

Adsero Corp.

2101 Nobel Street

Sainte Julie, Quebec J3E 1Z8

Re:	Adsero Corp. (the “Company”)

Registration Statement on Form SB-2

To Whom it May Concern:

We have acted as US corporate and securities counsel for the Company in connection with the preparation of the Registration Statement on Form SB-2 (the “Registration Statement”) to be filed by the Company, with the Securities and Exchange Commission (the “Commission”), on or about January 31, 2006, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 54,842,983 shares (the “Shares”) of the Company’s common stock, of which 24,038,750 shares are presently issued and outstanding (the “Outstanding Shares”), all of which 54,842,983 shares will be sold by certain selling security holders (the “Selling Security Holders”).

In rendering this opinion, we have examined the following:

•	the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

•	the Company’s charter documents as amended to date;

•	the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company’s minute books; and

•	such other documents, instruments, certificates and corporate records, and such statutes, decisions, and issues of law as we have deemed necessary or appropriate.

Based upon the foregoing, it is our opinion that (i) the Outstanding Shares to be sold or distributed by the Selling Security Holders pursuant to the Registration Statement are validly issued, fully paid and non-assessable; and (ii) the other Shares to be sold by the Selling Security Holders when issued or sold in the manner described in the Registration Statement will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

/s/ GOTTBETTER & PARTNERS, LLP